UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2015

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 1, 2014, Tribute Pharmaceuticals Canada Inc. (the “Company”) issued to SWK Funding LLC a warrant exercisable for 740,000 common shares of the Company for a period of five years from October 1, 2014 at an exercise price of US$0.70 per share, subject to adjustment, in connection with a credit facility. Such warrant was issued by the Company in reliance upon Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).

From February 12 to 26, 2015, the Company issued 4,612,500 common shares, for aggregate cash consideration of US$2,306,250 as a result of certain exercises of Series A common share purchase warrants. Such common shares were issued by the Company in the United States and to “U.S. persons” (as both such terms are defined in Regulation S (“Regulation S”) under the Securities Act), in reliance upon Rule 506(b) of Regulation D under the Securities Act (“Regulation D”), solely to “accredited investors,” as such term is defined in Rule 501(a) of Regulation D. Such common shares were issued outside the United States to non-U.S. persons in reliance upon Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: March 4, 2015	By:	/s/ Scott Langille
Scott Langille
Chief Financial Officer